Exhibit 10.2

Loan Nos. 706 108 235 - 706 108 241
and 706 108 265 - 706 108 271

Dated as of January 15, 2010

PARTIAL RECOURSE GUARANTY
(Prentice Hall Space and New Cingular Wireless Space)

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and in accordance with the terms provided below, the undersigned, MACK-CALI REALTY, L.P., a Delaware limited partnership (whether one or more, hereinafter together called “Guarantor” in the singular), absolutely and unconditionally guarantees and agrees to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”), and VPCM, LLC, a Virginia limited liability company (“VPCM”) (collectively hereinafter called “Lender”) at the address designated in the Note (as hereinafter defined) for payment thereof or as such address may be changed as provided in the Note or the Instrument, the Recourse Guaranteed Amount (defined below) of the Obligations (defined below) of MACK—CALI REALTY, L.P., a Delaware limited partnership, MACK-CALI F PROPERTIES L.P., a New Jersey limited partnership, and MACK-CALI CHESTNUT RIDGE L.L.C., a New Jersey limited liability company (hereinafter collectively called “Borrower”), under the Note (defined below) and other Documents (defined below), and absolutely and unconditionally covenants and agrees with Lender pursuant to the terms of this Partial Recourse Guaranty (hereinafter called “Guaranty”), as follows:

1.           As used in this Guaranty, the term (i) “Documents” shall have the same meaning as set forth in the Instrument (defined below), and including, but not limited to, that certain Amended and Restated Loan Agreement dated of even date herewith (the “Loan Agreement”) by and among, inter alia, Lender and Borrower relating to seven (7) cross-collateralized and cross-defaulted loans in the aggregate principal amount of $150,000,000.00; (ii) “Obligations” shall have the same meaning as set forth in the Instrument; (iii) “Note” shall mean the Notes as defined in the Loan Agreement; (iv) “Instrument” shall mean the Mortgages as defined in the Loan Agreement; (v) “Property” shall mean the Properties as defined in the Loan Agreement; (vi) “Loan” shall have the same meaning as set forth in the Loan Agreement; and (vii) “Costs” shall have the same meaning as set forth in the Instrument.  Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Instrument.  The following terms shall have the meanings set forth below with respect to the applicable leases and spaces and the special terms of this Guaranty:

“Applicable Principal Liability” with respect to the Loan shall be equal to the aggregate of the Applicable Prentice Hall Principal Liability and the Applicable New Cingular Wireless Principal Liability (as such terms are defined below).

“Applicable Prentice Hall Principal Liability” with respect to the Loan shall be equal to the following amounts upon the occurrence of the conditions indicated:

(A)
as of the Closing of the Loan, and until the occurrence of any condition in clauses (B) and (C) below and subject to clauses (C) and (D) below, the Applicable Prentice Hall Principal Liability shall be $0.00 (because as of the Closing of the Loan it is assumed by Borrower and Guarantor that Prentice Hall shall keep the Prentice Hall Lease in full force and effect and exercise the Prentice Hall Renewal on or before the Prentice Hall Renewal Deadline, and the terms of the Loan are expressly underwritten on such assumption and in consideration and reliance on the agreement by Borrower and Guarantor that they shall immediately incur the recourse liability set forth herein in the event that such event shall fail to occur);

(B)
from and after either (1) Prentice Hall advises Borrower or Lender that Prentice Hall will not be exercising the Prentice Hall Renewal, or (2) any relinquishment, termination, cancellation or other waiver of, or any failure of conditions precedent under the Prentice Hall Lease applicable to the right to exercise the Prentice Hall Renewal, or (3) any amendment, modification, termination or cancellation of the Prentice Hall Lease occurs prior to Prentice Hall’s exercise of the Prentice Hall Renewal and Borrower’s delivery of the Prentice Hall Renewal Documents to Lender to evidence such renewal (unless such is made or occurs with the prior written consent of Lender, which written consent specifically references this clause of this Guaranty and that the consent to the lease action does not trigger the liability under this clause), the Applicable Prentice Hall Principal Liability shall be $42,000,000; provided, however, that if a relinquishment, termination, amendment, modification or cancellation of the Prentice Hall Lease or other waiver of or any failure of conditions precedent under the Prentice Hall Lease applicable to the right to exercise the Prentice Hall Renewal as set forth in this subparagraph (B) that occurs by virtue of Prentice Hall rejecting the Prentice Hall Lease prior to the Prentice Hall Renewal Deadline after Prentice Hall files a petition in bankruptcy, then, notwithstanding any prior Applicable Prentice Hall Principal Liability arising under subclauses (1), (2) or (3) of this subparagraph (B), then the Applicable Prentice Hall Principal Liability shall be $0.00;

(C)
assuming none of the events listed in subparagraph (B) above has theretofore occurred, and Prentice Hall has not previously exercised the Prentice Hall Renewal or Borrower has not delivered of the Prentice Hall Renewal Documents to Lender to evidence such renewal, then from and after April 30, 2013 (the Prentice Hall Renewal Deadline), the Applicable Prentice Hall Principal Liability shall be $42,000,000, unless and until Prentice Hall has exercised the Prentice Hall Renewal and Borrower has delivered the Prentice Hall Renewal Documents to Lender to evidence such renewal; and except that if Prentice Hall has exercised the Prentice Hall Renewal and Borrower has delivered the Prentice Hall Renewal Documents to Lender to evidence such renewal, all in accordance with the Prentice Hall Replacement Lease Requirements, with the sole exception being that the rental rate under the Prentice Hall Renewal is less than $12.00 per square foot on an annual basis on a Triple Net Rent Basis, but greater than $9.00 per square foot on an annual basis on a Triple Net Rent Basis, then from and after such Prentice Hall Renewal the Applicable Prentice Hall Principal Liability shall be $21,000,000;

in each case above, the Applicable Prentice Hall Principal Liability shall be without reduction on account of amortization and/or prepayment of the Loan, but in the event that Prentice Hall does not renew its lease, the Applicable Prentice Hall Principal Liability shall be subject to reduction if and to the extent the conditions set forth in Paragraph 26 hereof are satisfied as set forth therein.

“Applicable New Cingular Wireless Principal Liability” with respect to the Loan shall be equal to the following amounts upon the occurrence of the conditions indicated:

(A)
as of the Closing of the Loan, and until the occurrence of any condition in clauses (B) and (C) below and subject to clauses (C) and (D) below, the Applicable New Cingular Wireless Principal Liability shall be $0.00 (because as of the Closing of the Loan it is assumed by Borrower and Guarantor that New Cingular Wireless shall keep the New Cingular Wireless Lease in full force and effect and exercise the New Cingular Wireless Renewal on or before the New Cingular Wireless Renewal Deadline, and the terms of the Loan are expressly underwritten on such assumption and in consideration and reliance on the agreement by Borrower and Guarantor that they shall immediately incur the recourse liability set forth herein in the event that such event shall fail to occur);

(B)
from and after either (1) New Cingular Wireless advises Borrower or Lender that New Cingular Wireless will not be exercising the New Cingular Wireless Renewal, or (2) any relinquishment, termination, cancellation or other waiver of, or any failure of conditions precedent under the New Cingular Wireless Lease applicable to the right to exercise the New Cingular Wireless Renewal, or (3) any amendment, modification, termination or cancellation of the New Cingular Wireless Lease occurs prior to New Cingular Wireless’s exercise of the New Cingular Wireless Renewal and Borrower’s delivery of the New Cingular Wireless Renewal Documents to Lender to evidence such renewal (unless such is made or occurs with the prior written consent of Lender, which written consent specifically references this clause of this Guaranty and that the consent to the lease action does not trigger the liability under this clause), the Applicable New Cingular Wireless Principal Liability shall be $19,125,000; provided, however, that if a relinquishment, termination, amendment, modification or cancellation of the New Cingular Wireless Lease or other waiver of or any failure of conditions precedent under the New Cingular Wireless Lease applicable to the right to exercise the New Cingular Wireless Renewal as set forth in this subparagraph (B) occurs by virtue of New Cingular Wireless rejecting the New Cingular Wireless Lease prior to the New Cingular Wireless Renewal Deadline after New Cingular Wireless files a petition in bankruptcy, then, notwithstanding any prior Applicable New Cingular Wireless Principal Liability arising under subclauses (1), (2) or (3) of this subparagraph (B), then the Applicable New Cingular Wireless Principal Liability shall be $0.00;

(C)
assuming none of the events listed in subparagraph (B) above has theretofore occurred, and New Cingular Wireless has not previously exercised the New Cingular Wireless Renewal or Borrower has not delivered of the New Cingular Wireless Renewal Documents to Lender to evidence such renewal, then from and after June 30, 2012 (the New Cingular Wireless Renewal Deadline), the Applicable New Cingular Wireless Principal Liability shall be $19,125,000, unless and until New Cingular Wireless has exercised the New Cingular Wireless Renewal and Borrower has delivered the New Cingular Wireless Renewal Documents to Lender to evidence such renewal; and except that if New Cingular Wireless has exercised the New Cingular Wireless Renewal and Borrower has delivered the New Cingular Wireless Renewal Documents to Lender to evidence such renewal, all in accordance with the New Cingular Wireless Replacement Lease Requirements, with the sole exception being that the rental rate under the New Cingular Wireless Renewal is less than $10.00 per square foot on an annual basis on a Triple Net Rent Basis, but greater than $8.00 per square foot on an annual basis on a Triple Net Rent Basis, then from and after such New Cingular Wireless Renewal the Applicable New Cingular Wireless Principal Liability shall be $9,562,500;

in each case above, the Applicable New Cingular Wireless Principal Liability shall be without reduction on account of amortization and/or prepayment of the Loan, but in the event that New Cingular Wireless does not renew its lease, the Applicable New Cingular Wireless Principal Liability shall be subject to reduction if and to the extent the conditions set forth in Paragraph 26 hereof are satisfied as set forth therein.

“New Cingular Wireless” means New Cingular Wireless PCS, LLC, the sole tenant of the Individual Property known as Mack-Cali Centre VII and the tenant of 52% of the space in Mack-Cali Centre III.

“New Cingular Wireless Full Release Rental” means a minimum rental rate of not less than $10.00 per square foot on an annual basis on a Triple Net Rent Basis.

“New Cingular Wireless Half Release Rental” means a minimum rental rate of not less than $8.00 per square foot on an annual basis on a Triple Net Rent Basis, but less than the New Cingular Wireless Full Release Rental.

“New Cingular Wireless Lease” means the lease or leases to New Cingular Wireless of the New Cingular Wireless Space in Mack-Cali Centre VII and Mack-Cali Centre III.

“New Cingular Wireless Renewal” means that certain renewal option (that is effective as of January 1, 2014) in accordance with the provisions of the New Cingular Wireless Lease with a minimum five year extended term at the rental rates specified in the renewal option of the New Cingular Wireless Lease.

“New Cingular Wireless Renewal Deadline” means June 30, 2012, the date on or before which the New Cingular Wireless Renewal must be exercised by New Cingular Wireless, which date shall not be extended for the purpose of this Guaranty even if such deadline may be extended by mutual agreement with New Cingular Wireless and even if Lender consents to such modification of the New Cingular Wireless Lease to effect such extension, as any such consent by Lender shall not effect a consent to extension of this deadline for the purpose of this Guaranty, except only that an extension approved by Lender for purposes other than this Guaranty shall apply to this Guaranty as well, but only if such extension is shorter than two months from the existing New Cingular Wireless Renewal Deadline, or if longer than two months from the existing New Cingular Wireless Renewal Deadline, such extension of this deadline for the purpose of this Guaranty shall be only two months from the existing New Cingular Wireless Renewal Deadline.

“New Cingular Wireless Renewal Documents” means (a) a certification from the applicable Borrower to Lender, certifying that New Cingular Wireless has exercised its renewal option in accordance with the provisions of the New Cingular Wireless Lease and that the New Cingular Wireless Lease as so renewed is in full force and effect, along with (b) a copy of the renewal notice fully executed by New Cingular Wireless and (c) an estoppel certificate from New Cingular Wireless in the form required by Lender in connection with closing of the Loan, but subject to requirements of the New Cingular Wireless Lease, which estoppel certificate may not disclose, and there may not exist any as of the date of, any uncured defaults on the part of Borrower or New Cingular Wireless with respect to the New Cingular Wireless Lease; all in form and substance reasonably acceptable to Lender.

“New Cingular Wireless Replacement Lease” is defined in Section 3.4(d) of the Loan Agreement.

“New Cingular Wireless Replacement Lease Requirements” is defined in Section 3.4(d) of the Loan Agreement.

“New Cingular Wireless Space” means the leasable area in the Individual Property known as Mack-Cali Centre VII and 52% of the space in Mack-Cali Centre III.

“Prentice Hall” means Prentice Hall, Inc., the sole tenant of the Individual Property known as Mack-Cali Saddle River.

“Prentice Hall Full Release Rental” means a minimum rental rate of not less than $12.00 per square foot on an annual basis on a Triple Net Rent Basis.

“Prentice Hall Half Release Rental” means a minimum rental rate of not less than $9.00 per square foot on an annual basis on a Triple Net Rent Basis, but less than the Prentice Hall Full Release Rental.

“Prentice Hall Lease” means the lease to Prentice Hall of the Prentice Hall Space.

“Prentice Hall Renewal” means that certain renewal option (that is effective as of January 1, 2015) in accordance with the provisions of the Prentice Hall Lease with a minimum five year extended term at the rental rates specified in the renewal option of the Prentice Hall Lease.

“Prentice Hall Renewal Deadline” means April 30, 2013, the date on or before which the Prentice Hall Renewal must be exercised by Prentice Hall, which date shall not be extended for the purpose of this Guaranty even if such deadline may be extended by mutual agreement with Prentice Hall and even if Lender consents to such modification of the Prentice Hall Lease to effect such extension, as any such consent by Lender shall not effect a consent to extension of this deadline for the purpose of this Guaranty, except only that an extension approved by Lender for purposes other than this Guaranty shall apply to this Guaranty as well, but only if such extension is shorter than two months from the existing Prentice Hall Renewal Deadline, or if longer than two months from the existing Prentice Hall Renewal Deadline, such extension of this deadline for the purpose of this Guaranty shall be only two months from the existing Prentice Hall Renewal Deadline.

“Prentice Hall Renewal Documents” means (a) a certification from the applicable Borrower to Lender, certifying that Prentice Hall has exercised its renewal option in accordance with the provisions of the Prentice Hall Lease and that the Prentice Hall Lease as so renewed is in full force and effect, along with (b) a copy of the renewal notice fully executed by Prentice Hall and (c) an estoppel certificate from Prentice Hall in the form required by Lender in connection with closing of the Loan, but subject to requirements of the Prentice Hall Lease, which estoppel certificate may not disclose, and there may not exist any as of the date of, any uncured defaults on the part of Borrower or Prentice Hall with respect to the Prentice Hall Lease; all in form and substance reasonably acceptable to Lender.

“Prentice Hall Replacement Lease” is defined in Section 3.4(c) of the Loan Agreement.

“Prentice Hall Replacement Lease Requirements” is defined in Section 3.4(c) of the Loan Agreement.

“Prentice Hall Space” means the leasable area in the Individual Property known as Mack Saddle-Cali River.

“Recourse Guaranteed Amount” shall mean the aggregate of:

(A)
(i) a portion of the aggregate outstanding principal balance of the Loan equal to the Applicable Principal Liability (as hereinafter defined) whenever the aggregate outstanding principal balance of the Loan is in excess of the Applicable Principal Liability, or (ii) the entire aggregate outstanding principal balance of the Loan whenever the aggregate outstanding principal balance of the Loan is equal to or less than the Applicable Principal Liability, and

(B)	all interest (including specifically Post-Petition Interest) accrued and unpaid on the Applicable Principal Liability from time to time, and

(C)
the proportionate share derived by dividing the Applicable Principal Liability by the outstanding principal balance of the Loan of all other sums of any nature whatsoever other than principal or interest from time to time constituting part of the Loan, all of the above unaffected by modification thereof in any bankruptcy or insolvency proceeding nor by any determination, of whatever nature, that Lender may not have an allowed claim for the same against Borrower as a result of any bankruptcy or insolvency proceeding.

“Triple Net Rent Basis” shall mean lease rental payments whereby a tenant makes both monthly base rental payments to the landlord and the tenant is responsible, in addition, to pay for all taxes, insurance, utilities, operating and maintenance costs.  If, for the purposes of the Loan, the rental under a lease is on another basis (such as a gross rental basis whereby the landlord pays such costs), then the required annual rental threshold for such lease must be “grossed up” to achieve the necessary annual rental threshold on a Triple Net Rent Basis, after payment of all expenses as aforesaid.  The parties agree to cooperate and act reasonably in calculating any gross up required if the renewal is on a gross basis: for example, for a lease that requires $12 per square foot on a Triple Net Rent Basis, with monthly payments, and with the tenant to pay for all taxes, insurance, utilities, operating and maintenance costs, if those “taxes, insurance, utilities, operating and maintenance costs” equal $2 psf annually, then the “gross rent” would need to be $14, so that the landlord could pay the $2 in expenses, and net the $12 in rent on a Triple Net Rent Basis.  For determination of the rental amount per square foot on an annual basis, a lease shall be analyzed and averaged based on the total base rental payments due over the currently effective term of the applicable lease (not including unexercised extensions or renewals, or any portion of a rental term after a termination option) less concessions (free rent and any other discount, concession, payment, gift, allowance, payment or contribution), in order to reflect the average effective rent paid and received over the term of the lease.  For example, if a 25,000 square foot lease with a five year term provides for rent as follows (the entire term of occupancy, including free rent periods; initial construction periods would not be included in the calculation of the term of occupancy of a lease for calculation of the term of the lease or the averaging of the rentals over such term):  during year one of $11.75 per square foot (with two month’s free rent), during year two of $12.00 per square foot (with no free rent), during year three of $12.25 per square foot (with no free rent), during year four of $12.50 per square foot (with no free rent), and during year five of $12.75 per square foot (with one month’s free rent), the total rent paid of $1,455,729.17 divided by 5 years equals $291,145.83 or $11.65 per square foot.

This Guaranty is intended to cover the risk that either (a) Prentice Hall, the sole tenant of Mack-Cali Saddle River, fails to exercise the Prentice Hall Renewal in accordance with the Prentice Hall Lease or (b) New Cingular Wireless, the sole tenant of Mack-Cali Centre VII and tenant of 52% of the space in Mack-Cali Centre III, fails to exercise the New Cingular Wireless Renewal in accordance with the New Cingular Wireless Lease or (c) both fail to exercise their renewals as aforesaid and suitable replacement tenants are not found for the Prentice Hall Space and the New Cingular Wireless Space, as applicable, in accordance with Paragraph 26 hereof.

2.           Without in any way limiting the liability of Guarantor under (x) that certain Recourse Liabilities Guaranty in favor of Lender of even date herewith (the “Recourse Liabilities Guaranty”) or (y) that certain Environmental and ERISA Indemnity Agreement made by Guarantor and Borrower in favor of Lender of even date herewith (the “Environmental Indemnity”), in the event Borrower fails to pay the Recourse Guaranteed Amount, Guarantor shall upon written demand (not later than five (5) days after written demand) of Lender promptly and with due diligence pay to and for the benefit of Lender all of the Recourse Guaranteed Amount, and, in addition, Guarantor further agrees to pay any and all Costs incurred or expended by Lender in collecting any of the Recourse Guaranteed Amount or in enforcing any right granted hereunder.

3.           Guarantor’s liability under this Guaranty shall be fully recourse and is expressly not subject to, or limited by, any limitations on Borrower’s liability set forth in the Note, and Guarantor agrees and acknowledges that Lender is relying upon the full recourse nature of this Guaranty in making the Loan to Borrower.  Further, the scope of this Guaranty shall in no way affect or limit any liability of Guarantor (i) in its capacity as an “Recourse Party” under Paragraphs 8 and 9 of the Note, (ii) in its capacity as a guarantor under the Recourse Liabilities Guaranty, or (iii) in its capacity as an “Indemnitor” under the Environmental Indemnity.

4.           In the event that Lender elects to foreclose, to accept a deed-in-lieu of foreclosure under the Instrument or if the Review Period (as defined below) shall pass without Lender commencing or completing a foreclosure proceeding and thereby a Valid Tender is effected, Guarantor hereby acknowledges and agrees that Guarantor’s recourse liability under this Guaranty as determined above shall be calculated after deduction from the outstanding Obligations (including, but not limited to, all principal, accrued interest, Prepayment Premium [as defined in the Note], advances and other charges) of (i) the amount of money bid by or received by Lender at a foreclosure sale, or (ii) the value of the Property and any other property received by Lender as consideration for acceptance of a deed-in-lieu of foreclosure.  With respect thereto and any enforcement of this Guaranty that arises from and after the date on which both (y) the Applicable Prentice Hall Principal Liability is greater than zero ($0.00), or the Prentice Hall Renewal has been exercised by Prentice Hall in accordance with the Prentice Hall Lease and Borrower has delivered the Prentice Hall Renewal Documents to Lender to evidence such renewal and/or suitable replacement tenants have been found for the Prentice Hall Space in accordance with Paragraph 26 hereof, resulting in no possibility of Applicable Prentice Hall Principal Liability arising hereunder, and (z) the Applicable New Cingular Wireless Principal Liability is greater than zero ($0.00), or the New Cingular Wireless Renewal has been exercised by New Cingular Wireless in accordance with the New Cingular Wireless Lease and Borrower has delivered the New Cingular Wireless Renewal Documents to Lender to evidence such renewal and/or suitable replacement tenants have been found for the New Cingular Wireless Space in accordance with Paragraph 26 hereof, resulting in no possibility of Applicable New Cingular Wireless Principal Liability arising hereunder, or, if only one of the conditions contained in clauses (y) and (z) has occurred, if Borrower issues a Deed in Lieu Schedule Applicable Principal Liability Trigger Notice (thereby triggering both full Applicable Principal Liability hereunder as set forth below in the definition of Deed in Lieu Schedule Applicable Principal Liability Trigger Notice, and permitting Borrower and Guarantor the option to commence the process set forth in the remainder of this Section 4), Guarantor and Lender hereby agree as follows (and if both (A) the Prentice Hall Renewal has been exercised by Prentice Hall in accordance with the Prentice Hall Lease and Borrower has delivered the Prentice Hall Renewal Documents to Lender to evidence such renewal and/or suitable replacement tenants have been found for the Prentice Hall Space in accordance with Paragraph 26 hereof or Prentice Hall has rejected the Prentice Hall Lease prior to the Prentice Hall Renewal Deadline after Prentice Hall files a petition in bankruptcy as set forth in subparagraph (B) of the definition of Applicable Prentice Hall Principal Liability, resulting in no possibility of Applicable Prentice Hall Principal Liability arising hereunder, and (B) the New Cingular Wireless Renewal has been exercised by New Cingular Wireless in accordance with the New Cingular Wireless Lease and Borrower has delivered the New Cingular Wireless Renewal Documents to Lender to evidence such renewal and/or suitable replacement tenants have been found for the New Cingular Wireless Space in accordance with Paragraph 26 hereof or New Cingular Wireless has rejected the New Cingular Wireless Lease prior to the New Cingular Wireless Renewal Deadline after New Cingular Wireless files a petition in bankruptcy as set forth in subparagraph (B) of the definition of Applicable New Cingular Wireless Principal Liability, resulting in no possibility of Applicable New Cingular Wireless Principal Liability arising hereunder, then the following provisions of this Paragraph 4 shall have no further force or effect):

(a)	Deed in Lieu / Foreclosure Definitions. The following terms shall have the meanings set forth below with respect to this Guaranty and such valuation:

“Conveyance Date” means the earliest to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Instrument, or (b) the date on which Borrower’s statutory right of redemption shall expire or be waived; (ii) a Valid Tender Date; or (iii) the date of Deed in Lieu Closing.

“Deed in Lieu Agreement” means an Agreement Regarding Transfer in Lieu of Foreclosure between, on the one hand, Borrower and Guarantor (as defined in the Loan Agreement), and, on the other, Lender, in form and substance acceptable to Lender, duly executed and delivered by the parties thereto, which Agreement shall set forth true, correct and complete copies of the Deed in Lieu Schedule and the forms of the Deed in Lieu Documents, as the same have been approved by Lender.

“Deed in Lieu Schedule” means schedules prepared by Borrower, in form and substance reasonably acceptable to Lender, which schedules shall be certified by a representation and warranty of Borrower (to the best knowledge of Borrower after inquiry of Borrower’s management and leasing personnel regarding the information below) as containing true, correct and complete of the following information:

(i)	Rent Rolls for the Property;

(ii)
lists of all Leases and all amendments, modifications, subleases, consents, waivers, assignments and subleases with respect thereto (copies of which must be delivered to Lender in connection therewith, together with Borrower’s current “bible” abstracts for each lease, with originals to be delivered to Lender upon any Deed in Lieu Closing);

(iii)
lists of all contracts relating to the Property and all amendments, modifications, consents, waivers and assignments with respect thereto (copies of which must be delivered to Lender in connection therewith, with originals to be delivered to Lender upon any Deed in Lieu Closing);

(iv)
lists of any and all uncured notices of violation of any law, regulation, ordinance, lease, contract, covenant, condition or insurance policy received by Borrower, together with a true, correct and complete copy thereof; and

(v)
lists of any and all unpaid existing or future obligations to tenants, together with copies of all documents (contracts, bids, budgets, proposals) related thereto, with originals to be delivered to Lender upon any Deed in Lieu Closing;

(vi)	an inventory of all books and records of Borrower or Guarantor with respect to the Property to the extent not included in the foregoing items; and

(vii)	such other information with respect to the Property as Lender may reasonably require.

“Deed in Lieu Agreement Deliveries” means the execution and delivery of the Deed in Lieu Agreement by Borrower and Lender, together with any deliveries to be made thereunder as of the execution and delivery thereof.

“Deed in Lieu Foreclosure Analysis Period” means the period of time from the date of an Event of Default until ninety (90) days thereafter, during which Lender shall review the items Lender requires in a remedial or enforcement action, including, but not limited to, those items to be delivered in Deed in Lieu Schedule Deliveries in order to confirm the completion and accuracy thereof, and any other information that Lender is entitled to review under the Loan Document or with respect to any remedial or enforcement action.

“Deed in Lieu Schedule Deliveries” means the following items to be delivered to Lender in connection with the Deed in Lieu Schedule:

(i)
a written certification from Borrower in favor of Lender consistent with Section 3.16 of the Instrument, duly executed and delivered, and completed with all information to be set forth as described therein, with true, correct and complete copies of applicable attachments; and

(ii)	true, correct and complete copies of all items disclosed on the schedules to the Deed in Lieu Schedule; and

(iii)	if applicable, a Deed in Lieu Schedule Applicable Principal Liability Trigger Notice.

On or before fifteen (15) days after delivery of the Deed in Lieu Schedule Deliveries to Lender, Lender shall deliver to Borrower and Guarantor drafts of the Deed in Lieu Agreement and the Deed in Lieu Documents.

“Deed in Lieu Schedule Applicable Principal Liability Trigger Notice” means that Borrower has duly executed and delivered to Lender in writing a notice setting forth that (a) if the Applicable Prentice Hall Principal Liability is then zero ($0.00) as set forth above solely because the Prentice Hall Renewal Deadline has not yet occurred (and not because of a relinquishment, termination, amendment, modification or cancellation of the Prentice Hall Lease or other waiver of or any failure of conditions precedent under the Prentice Hall Lease applicable to the right to exercise the Prentice Hall Renewal as set forth in subparagraph (B) of the definition of Applicable Prentice Hall Principal Liability that occurs by virtue of Prentice Hall rejecting the Prentice Hall Lease prior to the Prentice Hall Renewal Deadline after Prentice Hall files a petition in bankruptcy), that from and after such notice, the Applicable Prentice Hall Principal Liability shall be $42,000,000, as if one of the circumstances set forth in clause (B)(1), (2) or (3) of the definition of Applicable Prentice Hall Principal Liability has occurred, but subject to reduction thereafter prior to payment pursuant to the terms of subparagraph (C) of such definition and/or Paragraph 26 below, and (b) if the Applicable New Cingular Wireless Principal Liability is then zero ($0.00) as set forth above solely because the New Cingular Wireless Renewal Deadline has not yet occurred (and not because of a relinquishment, termination, amendment, modification or cancellation of the New Cingular Wireless Lease or other waiver of or any failure of conditions precedent under the New Cingular Wireless Lease applicable to the right to exercise the New Cingular Wireless Renewal as set forth in subparagraph (B) of the definition of Applicable New Cingular Wireless Principal Liability occurs by virtue of New Cingular Wireless rejecting the New Cingular Wireless Lease prior to the New Cingular Wireless Renewal Deadline after New Cingular Wireless files a petition in bankruptcy), that from and after such notice, the Applicable New Cingular Wireless Principal Liability shall be $19,125,000, as if one of the circumstances set forth in clause (B)(1), (2) or (3) of the definition of Applicable New Cingular Wireless Principal Liability has occurred, but subject to reduction thereafter prior to payment pursuant to the terms of subparagraph (C) of such definition and/or Paragraph 26 below.

“Deed in Lieu Closing” means the closing of the conveyance of the Property to Lender or Lender’s designee by Borrower in lieu of foreclosure pursuant to a Deed in Lieu Agreement and Deed in Lieu Closing Deliveries.

“Deed in Lieu Closing Deliveries” means the following items to be delivered to Lender in connection with a Deed in Lieu Closing:

(i)	the Deed in Lieu Documents;

(ii)
to the extent in Borrower’s possession or control (and any items not in Borrower’s possession or control must be noted in connection with the Deed in Lieu Agreement), all original documents, including all leases, contracts, books and records and other items scheduled in the Deed in Lieu Agreement, or to be scheduled in the Deed in Lieu Agreement pursuant to the definition thereof, together with all keys and codes for security, maintenance and operating systems at or for the Property;

(iii)
issuance of Owner’s Title Insurance Policies in the name of Lender or Lender’s designee (and, if and to the extent permitted by First American Title Insurance Company, Lender shall endeavor to have such insurance issued at “reissue” rates), subject to no liens, exceptions or encumbrances not previously approved in writing by Lender or permitted without Lender’s consent pursuant to the Loan documents (title to the Property must be in the same condition as approved by Lender on the date hereof, as evidenced by Lender’s mortgagee title insurance policy, subject only to subsequent liens and encumbrances previously approved by Lender or permitted without Lender’s consent pursuant to the Instrument, and only to the extent in compliance with the Documents and the Deed in Lieu Agreement), and endorsement of the existing Mortgagee Title Insurance Policies to update the status of title thereunder, and to add “non-merger” endorsements acceptable to Lender (insuring that the Deed in Lieu Closing and Deed in Lieu Documents have not merged with the Instrument, and that the Instrument remains a valid lien on the Property); and

(iv)
any other items reasonably required by Lender or Lender’s title insurance company, including, but not limited to, any lien waivers, lien releases, contractor’s affidavits or similar items required to cure any outstanding title matters.

Lender shall be relying on the Deed in Lieu Schedule Deliveries, the Deed in Lieu Agreement, the Deed in Lieu Documents and the Deed in Lieu Closing Deliveries, and, accordingly, Borrower and Guarantor shall have liability for the representations, warranties and covenants of Borrower and Guarantor as therein set forth, subject to any limitations thereon as may be set forth therein (and the survival period for representations and warranties thereunder, other than the Covenant Against Grantor’s Acts in the Deed, shall be limited to one (1) year).

“Deed in Lieu Documents” means the following documents to be delivered at the Deed in Lieu Closing by Borrower and/or Guarantor to Lender or Lender’s designee in connection with a transfer in lieu of foreclosure, all in form and substance acceptable to Lender, and all duly executed and delivered by the applicable parties thereto (and, at Lender or Lender’s designee’s option, the following items (with the exception of the Deed in Lieu Guaranty Payment) that are to be executed and delivered by Borrower and/or Guarantor shall be deposited into an escrow with Lender’s attorney during the Review Period upon or after execution and delivery of the Deed in Lieu Agreement):

(i)
a Bargain and Sale Deed (with Covenant Against Grantor’s Acts) conveying good and marketable title to the Property to Lender, together with an affidavit of consideration and any other documents necessary to complete the conveyance and confirm the amount of any transfer tax (including a RTF-1 form and Seller’s Residency Certification/Exemption form, and Lender shall execute the RTF-1EE Affidavit of Consideration);

(ii)	a Bill of Sale conveying title to the personal property covered by the Instrument;

(iii)
an Assignment of Contracts conveying Borrower’s interest in all contracts relating to the Property, which shall be specified in such assignment and each of which shall be subject to the approval of Lender;

(iv)	a Non-Foreign Affidavit of each party conveying real property;

(v)	Notices to Tenants and Contract Parties with respect to such conveyance;

(vi)	Title Affidavits and Gap Indemnities as required by the Title Insurance Company in connection with the issuance, or endorsement, of the applicable Title Insurance Policies;

(vii)	Evidence of Authority of each Borrower and Guarantor;

(viii)	Termination of all Management Agreements and other contracts not approved by Lender;

(ix)	Agreement Regarding Value with respect to the value of the Property;

(x)	the Deed in Lieu Guaranty Payment, determined as of the Conveyance Date;

(xi)
a full Release of Lender, and, upon completion of the Deed in Lieu Closing, a Release of Guarantor in favor of Guarantor and a Covenant Not to Sue in favor of Borrower (each subject to the surviving obligations of Borrower and Guarantor under the Deed in Lieu Agreement and the Deed in Lieu Documents);

(xii)	an agreement setting forth confirmation of the absolute nature of the conveyance, together with a legal opinion with respect thereto and the conveyance.

(xiii)
payment of closing costs (any transfer tax, lien searches, title costs and premiums and inspection costs, appraisal costs, costs of physical and environmental inspections, and Lender’s reasonable attorneys fees); provided, however, if and to the extent permitted by the title insurance company issuing the owner’s policy of title insurance and available at a discount to two owner’s policies of title insurance, Lender shall endeavor to have the owner’s policy of insurance issued at as an “open commitment”, pursuant to which such commitment commits (for a period of not less than two years) to insure both (A) the transfer of title to the Property at the Deed in Lieu Closing, and (B) the subsequent transfer to a third party buyer, with Borrower responsible for 50% of such premium for such “open” commitment in such event;

(xiv)	any other documents to be delivered at closing under the Deed in Lieu Agreement or the Deed in Lieu Schedule; and

(xv)	any other documents reasonably required by Lender or Lender’s title insurance company.

“Deed in Lieu Guaranty Payment” means payment of the amounts due under the Recourse Carveout Guaranties (as defined in the Loan Agreement) and this Guaranty as of the Conveyance Date.

“Review Period” means the period of time from the date of the Tender and concluding on the later of (a) if Lender commences a foreclosure action with respect to the Property by the end of the Deed in Lieu Foreclosure Analysis Period, the period of two hundred seventy (270) days after the end of the Deed in Lieu Foreclosure Analysis Period, or (b) if Lender does not commence a foreclosure action with respect to the Property by the end of the Deed in Lieu Foreclosure Analysis Period, ninety (90) days after the date of the Tender; provided that in either event the Review Period shall end as of the date of acceptance of the Tender by Lender or Lender’s designee as evidenced by the execution and delivery of the Deed in Lieu Agreement by Borrower, Guarantor and Lenders, including tender by Borrower and Guarantors of the Deed in Lieu Agreement Deliveries.

“Tender” means the tender by Borrower and Guarantors of the Deed in Lieu Schedule Deliveries (including all of the items described therein).

“Valid Foreclosure Cooperation” means (x) Borrower shall not voluntarily cause or create any liens on the Property, (y) there shall be no contest, delay, or other hindrance or opposition by Borrower, Guarantor or any affiliate thereof (nor any collusion by Borrower, Guarantor or any affiliate thereof with any third party in any contest, delay, or other hindrance or opposition) to any of Lender’s remedial or enforcement actions in accordance with the Loan Documents, including, but not limited to, foreclosure and placing a receiver to operate the Property, and no failure, within two (2) business days, to consent to any remedial or enforcement action in accordance with the Loan Documents proposed by Lender in writing, nor any breach or violation by Borrower or Guarantor of any orders or interim agreements entered into in such remedial or enforcement actions, and (z) Borrower shall not be or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of their Affiliates).

“Valid Tender” means either of (the first to occur of) (A) (i) a Tender, and (ii) the passage of the Review Period, during which period there shall be no breach of the Valid Foreclosure Cooperation condition, or (B) the execution and delivery of the Deed in Lieu Agreement by Borrower, Guarantor and Lenders, including tender by Borrower and Guarantors of the Deed in Lieu Agreement Deliveries, provided that from and after such date an until Deed in Lieu Closing there shall be no breach of the Valid Foreclosure Cooperation condition.

“Valid Tender Date” means the date on which a Tender becomes a Valid Tender.

(b)
Due Diligence Review.  Lender or Lender’s designee shall have the Review Period to accept or reject a Deed in Lieu Closing, in order to enable Lender or Lender’s designee to conduct all due diligence with respect to the Property and the Deed in Lieu Closing that Lender or Lender’s designee may require, including, but not limited to, review of title to the Property, analysis of the leasing of the Property, physical inspection of the Property, evaluation of any construction work in progress (and documentation of the status thereof, including the remaining scope of work and outstanding payments thereunder), obtaining an environmental assessment of the Property, obtaining such estoppels from tenants or contract parties as Lender may require, review, inspect and audit of the books and records of the Property, and an appraisal of the Property, as determined by the MAI appraiser in accordance herewith.  Lender shall order an appraisal to be completed within ninety (90) days of a Tender, subject to updating as of the Conveyance Date if desired by Lender.  If Lender or Lender’s designee reject a Deed in Lieu Closing on account of any items disclosed in such review, then the Tender shall be deemed to be rejected and Lender shall have no obligation to accept the transfer in lieu of foreclosure, but a Valid Tender shall remain a Valid Tender despite such rejection, and in such event the value of the Property as set forth in Lender’s MAI appraisal of the Property shall be adjusted by the impact of such matters discovered in such due diligence review, as determined by the MAI appraiser.

(c)
Tax and Assessment Obligations.  Borrower’s and Guarantor’s liability for the payment of taxes and assessments under Section 8(b) of the Note (including the pro-rata share of then current real estate taxes and assessments) shall cease as to taxes and assessments that arise or accrue from and after the ninety (90) days after the date of the Tender, but only if there shall be no breach of the Valid Foreclosure Cooperation condition from and after the date of the Tender.

(d)
Reduction of Applicable Principal Liability.  From and after the Valid Tender Date, Lender agrees that if Lender collects amounts under the Cash Management Agreement (as defined in the Loan Agreement) and applies such amounts to reduce the principal balance of the Obligations, then, so long as there shall be no breach of the Valid Foreclosure Cooperation condition, the Applicable Principal Liability shall be reduced, on a dollar for dollar basis, by the amounts so allocated to the reduction of the principal balance of the Obligations, such amounts to be allocated on a pro rata basis between the Applicable Prentice Hall Principal Liability and the Applicable New Cingular Wireless Principal Liability, if applicable.

(e)
Recourse Guaranteed Amount.  Notwithstanding any provision contained or implied herein to the contrary, Lender and Guarantor agree that the Recourse Guaranteed Amount which may become due under this Guaranty shall be determined and fixed as of the Conveyance Date (and projected, as necessary to as of the Conveyance Date).  Such amount shall be paid to Lender as of the following, as applicable, the date of Deed in Lieu Closing, or, if there is no Deed in Lieu Closing, promptly after demand of Lender on or after the Valid Tender Date (if the Valid Tender Date is established by a method other than the date of the Deed in Lieu Closing), and Guarantor’s payment to Lender of such determined and fixed Recourse Guaranteed Amount shall constitute Guarantor's performance in full of its obligations under this Guaranty.

(f)
Default Interest.  From and after ninety (90) days after the date of the Tender, but only if there shall be no breach of the Valid Foreclosure Cooperation condition from and after the date of the Tender, Lender agrees that Lender shall forebear from collection of Default Interest and shall instead require payment of only base interest; provided, however, if at any time such conditions fail, then all such Default Interest shall be reinstated and the forbearance shall terminate.

(g)
Operating Expenses Required for Lease Compliance.  From and after ninety (90) days after the date of an Event of Default (and provided Borrower has made a Tender to Lender within such ninety (90) day period), but only if there shall be no breach of the Valid Foreclosure Cooperation condition from and after the date of the Tender, Lender agrees that provided that, and for so long as, Lender or a receiver selected by Lender receives and controls all of the Property revenue through the cash management system set forth in the Cash Management Agreement or other collection mechanism approved by Lender in Lender’s sole discretion, then Lender or such receiver shall apply such revenue towards the payment of such operating expenses related to ongoing property operation to the extent sufficient to meet the operating expense recommendations of the receiver selected by Lender or, if a receiver has not been appointed, the operating expense recommendations of the property manager engaged by Lender, and provided that revenue from the Property is sufficient to fund such utilities and operating expenses.  If Borrower and Guarantor believe that any utilities or operating expenses should be paid in excess of those for which Lender has provided funding as set forth above during such period, Borrower and Guarantor may provide Lender with written notice requesting such funding of additional expenses, which Lender shall consider and shall deliver to such receiver or property manager, as applicable.

5.           In the event that Lender accepts a deed-in-lieu of foreclosure, the value of the Property and any other property received by Lender shall be conclusively determined by an independent MAI appraiser, selected by Lender in its sole discretion, having not less than five (5) years’ experience in appraising commercial real estate in the area where the Land is located, unless in connection with such acceptance of such deed-in-lieu of foreclosure Lender agrees to an alternate valuation.  The fees and costs of said MAI appraiser shall be paid by Borrower.

6.           Guarantor’s recourse liability under this Guaranty shall continue with respect to any and all Obligations, but only up to the Recourse Guaranteed Amount, until Lender has been paid the full amount of the Obligations from any person or entity at the time of foreclosure or following an Event of Default; provided, however, that Guarantor’s recourse liability under this Guaranty shall be in addition to, and not in lieu of, any liability or obligations of Guarantor under any other document or other instrument delivered by Guarantor in connection with the Loan.  Guarantor agrees that no portion of any sums applied, from time to time, in reduction of the Loan (other than sums paid by Guarantor pursuant to the provisions of this Guaranty after demand therefore from Lender) shall be deemed to have been applied in reduction of the Recourse Guaranteed Amount until such time as that portion of the Loan which is not the Recourse Guaranteed Amount has been paid in full, it being the intention hereof that the Recourse Guaranteed Amount shall be the last portion of the Loan to be paid and that this Guaranty shall remain in full force and effect and shall not be deemed discharged until the date upon which all of the obligations and liabilities of Guarantor under this Guaranty shall have been performed and discharged by Guarantor in accordance with the provisions of this Guaranty.  Guarantor hereby acknowledges and agrees that Lender shall have the option of pursuing either or both of the following options:

(i)
In the event Lender elects to foreclose under any applicable Instrument or to accept a deed in lieu of foreclosure thereunder, Guarantor hereby acknowledges and agrees that Guarantor’s recourse liability as determined above shall be calculated after deducting from the outstanding indebtedness (including, but not limited to, all principal, accrued interest, Prepayment Premium, advances and other charges) (A) in the event Lender elects to foreclose, the amount of money bid by or received by Lender at a foreclosure sale, or (B) in the event Lender elects to accept a deed in lieu of foreclosure, the value of the Property and any other property received by Lender as consideration for acceptance of a deed in lieu of foreclosure, as agreed upon by Lender and Guarantor in connection therewith (or as determined by the independent MAI appraiser referred to in Paragraph 5 above); and/or

(ii)
Guarantor hereby acknowledges and agrees that Lender shall have the right to seek collection of the recourse portion of the Loan under this Guaranty (which shall not exceed the Recourse Guaranteed Amount) from Guarantor without the commencement of any foreclosure proceedings.

7.           Guarantor's recourse liability for the Recourse Guaranteed Amount (which amount may be zero from time to time, and may be reduced to zero pursuant to Paragraph 26 of this Guaranty) shall continue until Lender has been paid in full.

8.           Guarantor expressly waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of the Obligations, notice of intention to accelerate the maturity of the Obligations or any part thereof, notice of disposition of collateral, notice of acceleration of the maturity of the Obligations or any part thereof, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party.  Guarantor agrees that Lender shall be under no obligation to: (i) notify Guarantor of its acceptance of this Guaranty or of any advances made or credit extended on the faith of this Guaranty; (ii) notify Guarantor of Borrower’ s failure to make payments due under the Note as it matures or the failure of Borrower to pay any of the Obligations as they mature or any default in performance of any obligations required by the Note, the Instrument or any other Document; (iii) use diligence in preserving the liability of any person with respect to the Obligations, or with respect to the Note, the Instrument or any other Document; (iv) use diligence in collecting payments or demanding performance required by the terms of the Note, the Instrument or any other Document; or (v) bring suit against, or take any other action against, any party to enforce collection of the Note, the Instrument or any other Document.

9.           Guarantor waives all legal defenses (at law or in equity) given or available to sureties or guarantors other than the actual payment in full of all Obligations, and waives all legal defenses (at law or in equity) based upon the validity, legality or enforceability of the Note, the Instrument or any other Document (including, without limitation, any claim that the Note, the Instrument or any other Document is or was in any way usurious), or otherwise with respect to the following actions with respect to the Obligations, as to which Guarantor consents that Lender may from time to time, before or after any default by the Borrower, with or without further notice to or assent from Guarantor:

(a)
exchange with, release or surrender, either with or without consideration, to the Borrower or to any Guarantor, pledgor or grantor any collateral, or waive, release or subordinate any security interest, in whole or in part, now or hereafter held as security for the Loan and/or any of the Obligations;

(b)
waive or delay the exercise of any of its rights or remedies against any person or entity, including but not limited to the Borrower and/or any guarantor, which waiver or delay shall not preclude the Lender from further exercise of any of its rights, powers or privileges expressly provided for herein or otherwise available, it being understood that all such rights and remedies are cumulative;

(c)	release, either fully or partially, any person or entity, including but not limited to the Borrower, guarantor, endorser, surety or any judgment debtor;

(d)
proceed against the Guarantor for payment of the Recourse Guaranteed Amount, without first proceeding against or joining the Borrower, any other guarantor, surety, endorser of the Note, or any property securing payment of the Note, the Instrument, or any other Loan Documents;

(e)	renew, extend or modify the terms of the Loan or any instrument or agreement evidencing the Loan and/or any of the Obligations;

(f)
apply payments by the Borrower, the Guarantor, or any other person or entity to the reduction of the Loan and/or Obligations in such manner and in such amounts and at such time or times and in such order and priority as Lender shall determine;

(g)	permit any sale, transfer or encumbrance of the Property or any part thereof; and

(h)	generally deal with the Borrower or any of the security or other person or party as the Lender shall determine.

The Guarantor hereby ratifies and confirms any such exchange, release, surrender, subordination, waiver, delay, proceeding, renewal, extension, modification or application, or other dealing, all of which actions shall be binding upon Guarantor who hereby waives all defenses, counterclaims or set-offs which Guarantor might otherwise have as a result of such actions, and who hereby agrees to remain bound under this Guaranty.  In accordance with the terms of this Guaranty, Guarantor agrees and acknowledges that it shall be primarily liable for payment of the Recourse Guaranteed Amount (subject only to the limitations set forth above) in the event of default or foreclosure.

10.           Guarantor acknowledges and agrees that from time to time, at Lender’s discretion, with or without valuable consideration, without authorization from or notice to Guarantor, and without impairing, modifying, releasing, limiting or otherwise affecting Guarantor ’s liability under this Guaranty, Lender may: (i) alter, compromise, accelerate, renew, extend or change the time or manner for the payment of any or all of the Obligations due under the Note, the Instrument or any other Document; (ii) increase or reduce the rate of interest with respect to the Note or Loan; (iii) take and surrender security, exchange security by way of substitution, or in any way Lender deems necessary take, accept, withdraw, subordinate, alter, amend, modify or eliminate security; (iv) add or release or discharge endorsers, guarantors or other obligors; (v) make changes of any kind whatsoever in the terms of the Note, the Instrument or any other Document; (vi) make changes of any kind whatsoever in the manner Lender does business with Borrower; (vii) settle or compromise with Borrower or any other person(s) liable on the Note, the Instrument or any other Document on such terms as Lender determines; (viii) apply all moneys received from Borrower or others, or from any security held (whether or not held under a mortgage, deed of trust, deed to secure debt or other instrument), in such manner upon the Note or upon any other obligation arising under the Instrument or any other Document (whether then due or not) as Lender determines to be in its best interest, and without in any way being required to marshal securities or assets or to apply all or any part of such moneys upon any particular part of the Note, the Instrument or any other Document, except to the extent as may be expressly provided therein.

11.           Guarantor agrees that Lender is not required to retain, hold, protect, exercise due care with respect to, perfect security interests in, or otherwise assure or safeguard any security for the Note or the Loan.  Guarantor agrees and acknowledges that Lender’s failure to do any of the foregoing and Lender’s failure to exercise any other right or remedy available to Lender shall in no way affect or alter any of Guarantor’s obligations under this Guaranty or any security furnished by Guarantor, or give Guarantor any recourse against Lender.

12.           Guarantor agrees that its liability under this Guaranty shall not be modified, changed, released, limited or impaired in any manner whatsoever on account of any or all of the following: (i) the incapacity, death, disability, dissolution or termination of Guarantor, Borrower, Lender or any other person or entity; (ii) the failure by Lender to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Borrower or any other person or entity; (iii) the inability of Lender, Guarantor or any other person or entity to recover from Borrower or any other party due to the expiration of any statute of limitations or due to any other cause whatsoever; (iv) the claim or assertion (whether or not successful) by Borrower or any other person or entity of any available defenses, set-off rights or counterclaims (other than payment in full of the Obligations) during any judicial, arbitration, or mediation proceeding; (v) the transfer(s) of any portion of the Property encumbered by the Instrument or of any other secured collateral by other instrument securing payment of the Obligations; (vi) any modifications, extensions, amendments, consents, releases or waivers with respect to the Note, the Instrument or any other Document, including, but not limited to, any other instrument that may now or hereafter secure the payment of the Obligations or this Guaranty; (vii) Lender’s failure to give any notice to Guarantor of any default under the Note, the Instrument or any other Document, including, but not limited to, any other instrument securing the payment of the Obligations or this Guaranty; (viii) Guarantor is or becomes liable for any indebtedness owed by Borrower to Lender other than that which is secured by this Guaranty; or (ix) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of 11 U.S.C. §101 et. seq. or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or from the decision of any court.

13.           Guarantor agrees and acknowledges that Lender shall not be required to (i) pursue any other remedies before invoking the benefits of the guaranties contained in this Guaranty, or (ii) make demand upon or institute suit or otherwise pursue or exhaust its remedies against Borrower or any surety other than Guarantor or to proceed against any security now or hereafter existing for the payment of any of the Obligations.  Guarantor also acknowledges that Lender may maintain an action on this Guaranty without joining Borrower in such action and without bringing a separate action against Borrower.

14.           If the Note, the Instrument or any other Document cannot be enforced against Borrower for any reason whatsoever (including but not limited to the legal defenses of ultra vires, lack of authority, illegality, force majeure, act of God, usury or impossibility), such unenforceability shall not affect Guarantor’s liability under this Guaranty.  Guarantor agrees that it shall be liable to the extent provided in this Guaranty notwithstanding the fact that Borrower may be held not to be liable for such Obligations or not liable to the same extent as Guarantor’s liability.

15.           Guarantor agrees that in the event that Borrower does not or otherwise is unable to pay the Obligations for any reason (including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Borrower, or the disaffirmance or termination of any of the Obligations in or as a result of any such proceeding), Guarantor shall pay the Obligations to the extent provided by the terms of this Guaranty and such occurrence shall in no way affect Guarantor’s obligations under this Guaranty.

16.           Should the status, structure or composition of Borrower change, Guarantor agrees that this Guaranty shall continue and shall also cover the Recourse Guaranteed Amount of the Obligations of Borrower under the new status, structure or composition of Borrower, or of Borrower’s successor.  This Guaranty shall remain in full force and effect notwithstanding any transfer of the Property encumbered by the Instrument.

17.           In the event any payment by Borrower to Lender is held to constitute a preference under any Applicable Bankruptcy Law, or if for any other reason Lender is required to refund or does refund such payment or pay such amount to any other party, Guarantor acknowledges that such payment by Borrower to Lender shall not constitute a release of Guarantor from any liability under this Guaranty, but Guarantor agrees to pay such amount to Lender upon demand and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

18.           Guarantor agrees that it shall not have (i) the right to the benefit of, or to direct the application of, any security held by Lender (including the Property covered, conveyed or encumbered by the Instrument and any other instrument securing the payment of the Obligations), (ii) any right to enforce any remedy which Lender now has or hereafter may have against Borrower, or (iii) any right to participate in any security now or hereafter held by Lender.

19.           Guarantor also agrees that it shall not have (i) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or against any security resulting from the exercise or election of any remedies by Lender (including the exercise of the power of sale under the Instrument), or (ii) any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause (other than as a result of payment in full of the Obligations), of Borrower’s liability under the Note, the Instrument or any other Document.

20.           Guarantor agrees that any payment it makes of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to the Note, the Instrument or any other Document, or any proceeds attributable to the Note, the Instrument or any other Document, unless and until the full amount of the Obligations owing to Lender has been fully paid.  At such time as the full amount of the Obligations owing to Lender has been fully paid, Guarantor shall be subrogated as to any payments made by it to Lender’s rights against Borrower and/or any endorsers, sureties or other guarantors.  For the purposes of the preceding sentence only, the full amount of the Obligations shall not be deemed to have been paid in full by foreclosure of the Instrument or by acceptance of a deed-in-lieu of foreclosure, and Guarantor hereby waives and disclaims any interest which it might have in the Property encumbered by the Instrument or other collateral security for the Obligations, by subrogation or otherwise, following such foreclosure or Lender’s acceptance of a deed-in-lieu of foreclosure.

21.           Guarantor expressly subordinates its rights to payment of any indebtedness owing from Borrower to Guarantor (including, but not limited to, property management and construction management fees and leasing commissions, subject, however, to any rights under those certain Conditional Assignments of Management Agreement and Subordination of Management Agreement and Management Fees), whether now existing or arising at any time in the future, to the right of Lender to first receive or require payment of the Obligations in full (and including interest accruing on the Note after any petition under Applicable Bankruptcy Law, which post-petition interest Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under such Applicable Bankruptcy Law).  Guarantor further agrees, upon the occurrence of an Event of Default (subject, however, to any rights under those certain Conditional Assignments of Management Agreement and Subordination of Management Agreement and Management Fees), not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor or any security for such indebtedness without Lender’s prior written consent.  If Guarantor should receive any such payment, satisfaction or security for any indebtedness owed by Borrower to Guarantor, Guarantor agrees to deliver the same without delay to Lender in the form received, endorsed or assigned for application on account of, or as security for, the Recourse Liability; until such payment, satisfaction or security is delivered, Guarantor agrees to hold the same in trust for Lender.

22.           Under no circumstances shall the aggregate amount paid or agreed to be paid under this Guaranty exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Guarantor hereunder are hereby limited accordingly.  If under any circumstances, whether by reason of advancement or acceleration of the unpaid principal balance of the Note or otherwise, the aggregate amounts paid hereunder shall include amounts which by law are deemed interest and which could exceed the Maximum Rate, Guarantor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Guarantor and Lender, and Lender shall promptly credit such excess (only to the extent such interest payments are in excess of the Maximum Rate) against the unpaid principal balance of the Note, and any portion of such excess payments not capable of being so credited shall be refunded to Guarantor.  The term “applicable law” as used in this paragraph shall mean the laws of the Property State (as such term is defined in the Instrument) or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

23.           Guarantor hereby represents, warrants and covenants to and with Lender as follows: (i) the making of the Loan by Lender to Borrower is and will be of direct interest, benefit and advantage to Guarantor; (ii) Guarantor is solvent, is not bankrupt and has no outstanding liens, garnishments, bankruptcies or court actions which could render Guarantor insolvent or bankrupt; (iii) there has not been filed by or against Guarantor a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Guarantor or any substantial portion of Guarantor’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under Applicable Bankruptcy Law; (iv) all reports, financial statements and other financial and other data which have been or may hereafter be furnished by Guarantor to Lender in connection with this Guaranty are or shall be true and correct in all material respects and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading and do or shall fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor’s operations for the periods for which the same are furnished, and no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Guarantor; (v) the execution, delivery and performance of this Guaranty do not contravene, result in the breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Guarantor is a party or by which Guarantor or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Guarantor is subject; (vi) there are no judicial or administrative actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations or involving the validity, enforceability or priority of this Guaranty; and (vii) this Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

24.           Guarantor will furnish to Lender the financial statements and other information as to Guarantor as are described in Section 3.15 of the Instrument, on or before the deadlines set forth therein.  Guarantor will provide to Lender such other financial information and statements concerning Guarantor's financial status as Lender may request from time to time, all of which shall be in form and substance acceptable to Lender.  Guarantor shall be in default hereunder if there is any falsity in any material respect or any material omission in any representation or statement made by Guarantor to Lender or in any information furnished Lender, by or on behalf of Borrower or Guarantor, in connection with the Loan and/or any of the Obligations, as determined by Lender in its sole and absolute discretion.

25.           Guarantor further agrees to the following:

(a)           Where two or more persons or entities have executed this Guaranty, unless the context clearly indicates otherwise, all references herein to “Guarantor” shall mean the guarantors hereunder or either or any of them.  All of the obligations and liability of said guarantors hereunder shall be joint and several.  Suit may be brought against said guarantors, jointly and severally, or against any one or more of them, or less than all of them, without impairing the rights of Lender against the other or others of said guarantors.  Lender may compound with any one or more of said guarantors for such sums or sum as it may see fit and/or release such of said guarantors from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from the other or others of said guarantors not so compounded with or released.  However, said guarantors agree that such compounding and release shall in no way impair the their rights as among themselves.

(b)           Except as otherwise provided herein, the rights of Lender are cumulative and shall not be exhausted by its exercise of any of its rights under this Guaranty or otherwise against Guarantor or by any number of successive actions, until and unless all Obligations have been paid and each of the obligations of Guarantor under this Guaranty have been performed.

(c)           Intentionally Omitted.

(d)           Any notice or communication required or permitted under this Guaranty shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person(s) as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery on a business day at the applicable address and in the manner provided herein.

(e)           This Guaranty shall be deemed to have been made under and shall be governed in all respects by the laws of the Property State.

(f)           This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g)           This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted.  Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party.

(h)           The books and records of Lender showing the accounts between Lender and Borrower shall be admissible in any action or proceeding arising from this Guaranty as prima facie evidence for any claim whatsoever, absent manifest error.

(i)           Guarantor waives and renounces any and all homestead or exemption rights Guarantor may have under the United States Constitution, the laws of the Property State, or the laws of any state as against Guarantor, and Guarantor transfers, conveys and assigns to Lender a sufficient amount of such homestead or exemption as may be allowed, including such homestead or exemption as may be set apart in bankruptcy, to pay and perform the obligations of Guarantor arising under this Guaranty.  Guarantor hereby directs any trustee in bankruptcy having possession of such homestead or exemption to deliver to Lender a sufficient amount of property or money set apart as exempt to pay and perform such Guarantor obligations.

(j)           The terms, provisions, covenants and conditions of this Guaranty shall be binding upon Guarantor, its heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and Lender’s transferees, credit participants, successors, assigns and/or endorsees.

(k)           Within this Guaranty, the words of any gender shall be held and construed to include any other gender, and the words in the singular number shall be held and construed to include the plural and the words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

(l)           A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.  Accordingly, the provisions of this Guaranty are declared to be severable.

26.           Release or Reduction of Liability on Replacement Leases.  If one or both of Prentice Hall or New Cingular Wireless do not renew their leases, then Lender will consent to reductions in the Applicable Principal Liability in the amounts as set forth below:

(a)
If Borrower enters into a Prentice Hall Replacement Lease and satisfies the Prentice Hall Replacement Lease Requirements with respect thereto, then if such Prentice Hall Replacement Lease is for a minimum rental rate equal to or in excess of the Prentice Hall Full Release Rental, then, upon written request of Borrower or Guarantor, Lender shall consent to a reduction of the Applicable Prentice Hall Principal Liability equal to $88.50 per square foot for the Prentice Hall Space so leased by such Prentice Hall Replacement Lease; alternatively, if such Prentice Hall Replacement Lease is for a minimum rental rate within the parameters of the Prentice Hall Half Release Rental, and Borrower satisfies the Prentice Hall Replacement Lease Requirements with respect thereto, then, upon written request of Borrower or Guarantor, Lender shall consent to a reduction of the Applicable Prentice Hall Principal Liability equal to $44.25 per square foot for the Prentice Hall Space so leased by such Prentice Hall Replacement Lease;

(b)
If Borrower enters into a New Cingular Wireless Replacement Lease and satisfies the New Cingular Wireless Replacement Lease Requirements with respect thereto, then if such New Cingular Wireless Replacement Lease is for a minimum rental rate equal to or in excess of the New Cingular Wireless Full Release Rental, then, upon written request of Borrower or Guarantor, Lender shall consent to a reduction of the Applicable New Cingular Wireless Principal Liability equal to $57.50 per square foot for the New Cingular Wireless Space so leased by such New Cingular Wireless Replacement Lease; alternatively, if such New Cingular Wireless Replacement Lease is for a minimum rental rate within the parameters of the New Cingular Wireless Half Release Rental, and Borrower satisfies the New Cingular Wireless Replacement Lease Requirements with respect thereto, then, upon written request of Borrower or Guarantor, Lender shall consent to a reduction of the Applicable New Cingular Wireless Principal Liability equal to $28.75 per square foot for the New Cingular Wireless Space so leased by such New Cingular Wireless Replacement Lease;

27.           Notwithstanding the foregoing, if Borrower provides and maintains the letter of credit or cash deposit in accordance with the provisions set forth in Section 3.3 of the Loan Agreement, Lender shall resort to collection solely under such letter of credit or cash deposit so long as Lender recovers under such letter of credit or cash deposit within two (2) business days after Lender's delivery of the draw request under the Letter of Credit or withdrawal request with respect to the cash deposit; in addition, if Lender resorts to collection also under this Guaranty and thereafter receives a draw under such letter of credit or withdrawal with respect to the cash deposit, such draw under such letter of credit or withdrawal with respect to the cash deposit shall reduce, pro tanto, the liability of Borrower and Guarantor under this Guaranty.

28.           Borrower and Guarantor acknowledge and agree that this Guaranty and the recourse liability for the Recourse Guaranteed Amount, and each of the terms set forth above, have been reviewed and approved as acceptable to Borrower and Guarantor with respect to the risk that either Prentice Hall fails to exercise the Prentice Hall Renewal or New Cingular Wireless fails to exercise the New Cingular Wireless Renewal, and that the terms of this Guaranty are not, and are not to be construed in any manner as, any penalty or punishment, but as fair and reasonable terms to address the risk of such occurrences (which risks are difficult to ascertain), and as the valid and binding contractual agreement of Borrower and Guarantor with Lender regarding the recourse liability of Borrower and Guarantor in the event of such occurrence, in consideration of which the extension of the Loan on the terms set forth herein is based.

THIS GUARANTY is executed as of the date and year first above written.

GUARANTOR:

MACK-CALI REALTY, L.P., a Delaware limited partnership

By:MACK-CALI REALTY CORPORATION, a Maryland corporation, General Partner

By: /s/ Barry Lefkowitz
Name:  Barry Lefkowitz
Title:  Executive Vice President and Chief Financial Officer

The address of Guarantor is:

Mack-Cali Realty, L.P.
c/o Mack-Cali Realty Corporation
343 Thornall Street
Edison, New Jersey 08837
Attn: Mitchell E. Hersh, President and Chief Executive Officer

With a copy to:

General Counsel
Mack-Cali Realty Corporation
343 Thornall St.
Edison, New Jersey 08837
Attention: Roger W. Thomas

The address of Lender is:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND VPCM, LLC
c/o Prudential Asset Resources
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Asset Management Department; Reference Loan No. [Loan Number: ______]

With a copy to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
c/o Prudential Asset Resources
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attention: Legal Department; Reference Loan No. [Loan Number: ______]